Exhibit 99.1

TheStreet Reports First Quarter 2017 Results

•	Total Revenue of $15.3 million down $0.8 million, or 5% as compared to first quarter last year.

•	Business-to-Business Revenue of $7.4 million, up 4% year-over-year. Adjusted for exchange rates, Revenue was $7.6 million, up 7% year-over-year.

•	Business-to-Consumer Revenue of $7.9 million, down 12% year-over-year, primarily due to declines in the Premium Subscription business.

•	Operating expense for the first quarter of 2017 was $16.2 million, a decrease of $3.0 million, or 16%, from $19.2 million for the first quarter of last year.

•	Consumer Advertising up 2% year-over-year due to a significant increase in CPMs.

•	GAAP net loss attributable to common stockholders of $1.1 million, or ($0.03) per share, versus a net loss attributable to common stockholders of $3.4 million, or ($0.10) per share in the prior year period.

•	First Quarter 2017 and 2016 net loss included planned restructuring and other one-time charges of $0.2 million and $2.7 million, respectively.

•	Adjusted EBITDA of $0.8 million increased 3% as compared to the first quarter 2016.

•	Cash, cash equivalents, restricted cash and marketable securities of $24.6 million increased $1.2 million as compared to December 31, 2016.

NEW YORK, May 9, 2017 — TheStreet, Inc. (Nasdaq: TST) a leading financial news and information company, today reported financial results for the first quarter ended March 31, 2017.

For the first quarter of 2017, the Company reported revenue of $15.3 million, net loss attributable to common stockholders of $1.1 million, or ($0.03) per basic and diluted share, and an Adjusted EBITDA(1) of $0.8 million. The first quarter net loss included planned restructuring and other charges related to severance, as well as lower premium subscription revenue, partially offset by revenue growth generated by our institutional business and savings from restructuring and cost cutting measures implemented during 2016.

“The turnaround we’ve been talking about for months began to show results in the first quarter,” said David Callaway, President and CEO. “Rising institutional revenue, tapering declines in consumer subscriptions, and renewed interest in our improved news coverage from advertisers, particularly in video, are reflecting our new management team’s hard work during 2016.” David Callaway continued, “This is just the beginning, and we look forward to showing continued improvement in the next three quarters.”

First Quarter Results

Revenue for the first quarter of 2017 was $15.3 million, a decrease of $0.8 million, or 5%, from $16.1 million in the prior year, all related to Business-to-consumer (“B2C”) revenue declines.

Business-to-Business Revenue

Business-to-business (“B2B”) revenue including The Deal, BoardEx and RateWatch totaled $7.4 million, up $0.3 million as compared to the first quarter of 2016. Adjusting for the exchange rate losses, B2B revenue was up 7% compared to the first quarter of 2016.

Strong B2B revenue growth resulted from subscription revenue growth in BoardEx and RateWatch of $0.2 million and higher event revenue of $0.1 million generated at The Deal. In addition, information services grew modestly from The Deal custom report revenue. This was partially offset by lower subscription income in The Deal during the quarter. Year-over-year growth in revenue was partially offset by exchange rate losses at BoardEx due to the devaluation of the Pound sterling, which negatively impacted BoardEx revenue by $0.2 million. Adjusted for the negative exchange rate impact, total B2B revenue increased $0.5 million, or 7%.

Business-to-Consumer Revenue

B2C revenue for the first quarter of 2017 was $7.9 million, a decrease of $1.0 million, or 12%, from $8.9 million in the first quarter of 2016

B2C subscription revenue for the first quarter of 2017 was $5.1 million, a decrease of $1.0 million, or 17%, from $6.1 million in the first quarter of 2016. This decrease primarily related to a 16% decline in the weighted-average number of subscriptions and a decrease of 1% in average revenue recognized per subscription. Average monthly churn (2) of 4.94% during the first quarter of 2017 improved 64 BP from 5.58% during the first quarter of 2016. B2C Advertising revenue grew $0.1 million for the first quarter of 2017 as compared to the same period last year, offset by lower License and Syndication revenue of the same amount between these periods.

Operating expenses for the first quarter of 2017 were $16.2 million, a decrease of $3.0 million, or 16%, from $19.2 million for the first quarter of last year. Included in expenses this year were planed severance expense of $0.2 million as compared to severance expense recorded during the first quarter of 2016 of $0.1 million, a $1.4 million charge related to the departure of former CEO and President, Elisabeth DeMarse, as well as $1.2 million in accrued sales tax expenses. Excluding these one-time charges, operating expenses were $16.0 million, or 3% better than the prior year period. Net loss attributable to common stockholders for the first quarter of 2017 was $1.1 million compared to net loss attributable to common stockholders of $3.4 million in the prior year period. The Company reported a basic and diluted net loss per share attributable to common stockholders of ($0.03) for the first quarter of 2017, compared to net loss per share attributable to common stockholders of ($0.10) for the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 was $0.8 million, an increase $24 thousand, or 3% compared to the prior year period. The Increase in Adjusted EBITDA primarily resulted from the higher BoardEx and RateWatch revenues and lower expenses in all categories partially offset by lower premium subscription and licensing and syndication revenues within the B2C business.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $24.6 million, up $1.2 million as compared to $23.4 million at December 31, 2016 primarily from a reduced net loss for the period and seasonably strong first quarter renewals of subscription product sales, partially offset by the timing of accrued expense payments and capital expenditures recorded during the period.

Conference Call Information

TheStreet will discuss its financial results for the first quarter today at 10:30 a.m. EDT.

To participate in the call, please dial 888-503-8163 (domestic) or 719-457-2603 (international). The conference code is 9300554. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading financial news and information company providing business and financial news, market data, investing ideas and analysis to personal and institutional investors worldwide. The Company’s collection of digital services provides users, subscribers and advertisers with a variety of content and tools through a range of online, social media, tablet and mobile channels.  The Company's portfolio of business and personal finance brands includes: TheStreet, RealMoney and Action Alerts PLUS. To learn more, visit www.thestreet.com.  The Deal, the Company's institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control, and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com.

Non-GAAP Financial Information

(1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company also uses “EBITDA” and “Adjusted EBITDA”, non-GAAP measures of certain components of financial performance. “EBITDA” is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. “Adjusted EBITDA” further eliminates the impact of non-cash stock compensation, impairment charges, restructuring, transaction related costs, severance and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. "Free cash flow" means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Average monthly churn is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, and then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2017. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

THESTREET, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$22,661,634	$21,371,122
Accounts receivable, net of allowance for doubtful accounts of $316,250 at March 31, 2017 and $316,204 at December 31, 2016	5,052,019	5,119,959
Other receivables	376,761	358,266
Prepaid expenses and other current assets	1,459,160	1,416,956
Total current assets	29,549,574	28,266,303
Noncurrent Assets:

Property and equipment, net of accumulated depreciation and amortization of $5,951,293 at March 31, 2017 and $5,682,286 at December 31, 2016	3,234,397	3,550,007
Marketable securities	1,443,000	1,550,000
Other assets	306,972	285,843
Goodwill	29,308,594	29,183,141
Other intangibles, net of accumulated amortization of $20,953,514 at March 31, 2017 and $20,134,178 at December 31, 2016	14,922,730	15,127,818
Restricted cash	500,000	500,000
Total assets	$79,265,267	$78,463,112

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,594,444	$2,526,034
Accrued expenses	3,500,680	5,115,558
Deferred revenue	25,306,705	22,476,962
Other current liabilities	986,992	983,799
Total current liabilities	32,388,821	31,102,353
Noncurrent Liabilities:
Deferred tax liability	2,184,759	2,036,487
Other liabilities	3,195,367	3,274,816
Total liabilities	37,768,947	36,413,656

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and 5,500 shares outstanding at March 31, 2017 and December 31, 2016; the aggregate liquidation preference totals $55,000,000 as of March 31, 2017 and December 31, 2016	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 43,144,093 shares issued and 35,628,317 shares outstanding at March 31, 2017, and 42,936,906 shares issued and 35,421,217 shares outstanding at December 31, 2016	431,441	429,369
Additional paid-in capital	271,538,200	271,143,445
Accumulated other comprehensive loss	(5,720,753)	(5,898,305)
Treasury stock at cost; 7,515,776 shares at March 31, 2017 and 7,515,689 shares at December 31, 2016	(13,211,216)	(13,211,141)
Accumulated deficit	(211,541,407)	(210,413,967)
Total stockholders' equity	41,496,320	42,049,456

Total liabilities and stockholders' equity	$79,265,267	$78,463,112

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2017	2016
	unaudited
Revenue:
Business to business	$7,387,239	$7,132,800
Business to consumer	7,893,198	8,936,632
Total revenue	15,280,437	16,069,432

Operating expense:
Cost of services (exclusive of depreciation and amortization shown separately below)	7,281,429	7,886,556
Sales and marketing	3,543,352	3,884,426
General and administrative	4,026,052	5,113,906
Depreciation and amortization	1,179,532	943,156
Restructuring and other charges	198,979	1,380,052
Total operating expense	16,229,344	19,208,096
Operating loss	(948,907)	(3,138,664)
Net interest income (expense)	7,771	(495)
Net loss before income taxes	(941,136)	(3,139,159)
Provision for income taxes	186,304	305,128
Net loss attributable to common stockholders	$(1,127,440)	$(3,444,287)

Basic and diluted net loss per share:
Net loss attributable to common stockholders	$(0.03)	$(0.10)

Cash dividends declared and paid per common share	$-	$-

Weighted average basic and diluted shares outstanding	35,558,371	35,197,955

Reconciliation of net loss to adjusted EBITDA - see note (1):
Net loss	$(1,127,440)	$(3,444,287)
Provision for income taxes	186,304	305,128
Net interest expense	(7,771)	495
Depreciation and amortization	1,179,532	943,156
EBITDA	230,625	(2,195,508)
Restructuring and other charges	198,979	1,380,052
Stock based compensation	396,242	363,128
One-time sales tax provision	-	1,245,000
Recovery of previously impaired investment	-	(50,800)
Severance	-	60,223
Adjusted EBITDA	$825,846	$802,095

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(1,127,440)	$(3,444,287)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	396,242	363,128
Provision for (recovery of) doubtful accounts	25,861	(56,454)
Depreciation and amortization	1,179,532	943,156
Deferred taxes	148,272	280,726
Restructuring and other charges	-	105,113
Deferred rent	(131,306)	31,830
Changes in operating assets and liabilities:
Accounts receivable	50,934	1,661,128
Other receivables	(18,360)	210,202
Prepaid expenses and other current assets	(38,485)	40,331
Other assets	(10,521)	4,602
Accounts payable	67,479	403,023
Accrued expenses	(1,575,459)	386,873
Deferred revenue	2,818,539	1,385,980
Other current liabilities	18,080	(148,288)
Other liabilities	11,052	33,159
Net cash provided by operating activities	1,814,420	2,200,222

Cash Flows from Investing Activities:
Capital expenditures	(553,109)	(718,818)
Net cash used in investing activities	(553,109)	(718,818)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(68,245)	(10,221)
Shares withheld on RSU vesting to pay for withholding taxes	(74)	(1,188)
Net cash used in financing activities	(68,319)	(11,409)

Effect of exchange rate changes on cash and cash equivalents	97,520	(83,653)

Net increase in cash and cash equivalents	1,290,512	1,386,342
Cash and cash equivalents, beginning of period	21,371,122	28,445,416
Cash and cash equivalents, end of period	$22,661,634	$29,831,758

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(1,127,440)	$(3,444,287)
Noncash expenditures	1,618,601	1,667,499
Changes in operating assets and liabilities	1,323,259	3,977,010
Capital expenditures	(553,109)	(718,818)
Free cash flow	$1,261,311	$1,481,404